UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

DIGIMARC PARENT, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-43301	41-4528284
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2026, Digimarc Corporation (f/k/a Digimarc Parent, Inc.) (the “Company”) filed Articles of Amendment to its Amended Articles of Incorporation with the Secretary of State of the State of Oregon to change the Company's name from "Digimarc Parent, Inc." to "Digimarc Corporation" (the "Name Change").

The Name Change became effective at 12:01 a.m. on May 21, 2026. The Name Change will become effective on Nasdaq on May 22, 2026.

On March 10, 2026, the Board of Directors of the Company and the sole shareholder of the Company, at the time the Articles of Amendment were approved, approved the Name Change. The Name Change does not affect the rights of the Company's shareholders, and no action is required by shareholders with respect to the Name Change.

A copy of the Articles of Amendment effecting the Name Change is attached hereto as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Digimarc Corporation (f/k/a Digimarc Parent Inc.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026

Digimarc Corporation

By:	/s/ Charles Beck
Chief Financial Officer, Treasurer and Secretary